January 27, 2023 INVESTOR PRESENTATION Exhibit 99.1

2 LEGAL INFORMATION AND DISCLAIMER This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal Financial Corporation (“Coastal” or “CFC”)’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2021, Coastal’s Quarterly Report on Form 10-Q for the most recent quarter, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) on net income. This non-GAAP financial measure and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and interest rate spread. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net BaaS loan interest income interest rate spread is a non-GAAP measure that includes the impact of BaaS loan expense on interest rate spread. The most directly comparable GAAP measure is interest rate spread.

3 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction, Land and Land Development loans, and C&I loans - $1.41 billion, or 87.3% of community bank loans • Attractive funding mix with 98.1% core deposits(1) and cost of deposits of 0.37% • Conservative credit culture with strong Net Charge- off performance: 0.03% YTD(2) • Asset-sensitive balance sheet that is well-positioned for current rising interest rate environment • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 19 active partners with 6 more currently in the testing / implementation / onboarding or signed LOI stage • Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Exceptional growth in BaaS program fee income(3) of 92.6% YoY • Strong deposit generation platform with total balance of $1.28 billion (78.6% growth YoY), and excluding $225.0 million transferred off the balance sheet • $1.0 billion in total loans receivable, with credit enhancements (on 98.9% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans) 192.1% loan growth YoY Note: Data as of three months ended December 31, 2022 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

CONSOLIDATED FINANCIAL HIGHLIGHTS - *As of and for the Quarter ended December 31, 2022*

Balance Sheet (in millions)	
Total Assets	$3,144.5
Total Loans	$2,627.3
Total Deposits	$2,817.5
Total Shareholders' Equity	$243.5
Earnings and Profitability	
Net Income *(in millions)*	$13.1
Return on Average Assets ("ROAA") - *annualized*	1.66%
Return on Average Shareholders' Equity -*annualized*	21.86%
Net Interest Margin -*annualized*	6.96%
Efficiency Ratio	48.94%
Loans Receivable to Deposits	93.25%
Capital Ratios (Consolidated)	
Total Shareholder Equity to Total Assets	7.74%
Tangible Equity to Tangible Assets [1]	7.74%
Tier 1 Leverage Capital Ratio	7.97%
Tier 1 Risk-Based Capital Ratio	9.08%
Total Risk-Based Capital Ratio	11.99%
Asset Quality	
Total Nonperforming Assets to Total Assets	1.06%
Total Nonperforming Loans to Total Loans	1.26%
Allowance for Loan Losses to Total Loans	2.82%
Total Net Charge-Offs to Average Loans -*annualized*	2.87 %
Community Bank Net Charge-Offs to Average Loans	0.00 %
CCBX Net Charge-Offs to Average Loans [4]	7.52 %



Total Assets
CAGR: 24.8%
$428.9
$546.5
$622.7
$740.6
$805.8
$952.1
$1,128.5
$1,766.1
$2,635.5
$3,144.5
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022



Total Loans
CAGR: 24.7%
$359.3
$431.1
$499.2
$596.1
$656.8
$767.9
$939.1
$1,547.1
$1,742.7
$2,627.3
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022



Core Deposits (2)
CAGR: 28.7%
$276.8
$351.7
$451.9
$571.5
$612.6
$696.0
$862.5
$1,328.0
$2,249.6
$2,686.5
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022



Net Income
CAGR: 39.7%
$2.0
$2.3
$3.0
$5.0
$6.7
$9.7
$13.2
$15.1
$27.0
$40.6
2013
2014
2015
2016
2017(3)
2018
2019
2020
2021
2022

Note: Annual data as of or for the year ended December 31 of each respective year

(1) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.
(2) Consists of total deposits less all time and brokered deposits.
(3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to "Non-GAAP Reconciliation" in the Appendix for additional details.
(4) CCBX net charge-offs were 98.9% covered by the credit enhancements provided by the partners.

COASTAL FINANCIAL CORPORATION

4

5 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES (1) Source: 2021 National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in November 2022. For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the 5.9 million unbanked households(1) in the United States cannot be tackled with merely adding products or providing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle our ESG initiatives throughout our company with meaningful actions and collaboration. CCBX – Working with our CCBX partners allows us to provide a broader range of services to different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like Brigit, Greenwood and One we are able to use our banking charter to support this effort in a much broader scope. Coastal Community Bank – Our community bank has always had close ties to the communities we serve with our employees actively volunteering in those communities, and we have been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third-party fintech partners to offer inclusive products. ESG Social Responsibility Environmental Responsibility Financial Inclusion We see financial inclusion as providing access to useful and affordable financial products and services to meet the needs of the under-served. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive. We are actively working to address: • Accessibility to services • Needs-based solutions • Education In collaboration with the Cities for Financial Empowerment and the Bank On national platform, this past year, a Coastal team worked to develop the Access checking product (to be launched soon) to support the financial stability of unbanked and underbanked residents in our communities by providing a safe, affordable and functional product. In January 2023, our Access checking product passed product certification and meets National Account Standards giving us the official Bank On certification. Climate Change Coastal is approaching our responsibility in many ways from understanding our carbon footprint and identifying potential offsets, reductions and to developing strong partnerships with ESG focused fintechs. In January 2023 we completed our Sustainable Impact Survey with Aspiration to understand our GHG impact and ways we can offset it. Working with Aspiration, we are exploring ways to develop customer facing-solutions that enable climate action. Additionally, we have and will continue to consider climate change and its impact on our loan portfolio and customers.

6 COASTAL WORLD In late 2022, the bank soft launched www.coastalworld.com an immersive 3D web platform that promotes, educates and informs visitors about digital banking solutions through our fintech partners. Through activities and games, users are able to learn which providers best fit their lifestyles, values, or specific financial situations through a fun and engaging online experience. A full launch is expected in the first quarter of 2023, with additional partners joining the site along with ongoing enhancements. Platform to Educate and Promote Banking Solutions Accolades Although the bank has not yet actively promoted the site, it has already garnered recognition and was awarded Site of the Day and Site of the Month from three major outlets: • www.awwwards.com • www.cssdesignawards.com • www.thefwa.com Additionally, it was nominated for Site of the Year by all three sites.

7 Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region. Offers traditional lending and deposit products to commercial and retail customers • Lending products: Commercial real estate, Small Business Administration (“SBA”), business lines of credit and term, residential mortgage, and credit card and other consumer loans • Deposit products: Checking, savings, money market, CDs & IRAs Provides business services such as treasury management, remote deposit capture and credit card processing Accolades and Recognitions Stanwood & Camano News “Best Bank” 2013 - 2022 Notable Employers CCB OVERVIEW (1) FDIC Summary of Deposits June 30, 2022. Note: Data as of December 31, 2022 unless otherwise indicated Raymond James “Community Bankers Cup Award” 2019-2021 "Bank and Thrift Sm-All Stars" 2019 -2022 - Piper Sandler Dedication to Community Banking CCB's Core Markets Largest community bank by deposit market share in Snohomish County (1) • Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County 14 full-service banking locations • 12 in Snohomish County • 1 in Island County • 1 in King County 2022 "Corporate Citizenship" from the Puget Sound Business Journal Everett Herald Readers Choice “Best Bank" "Best Mortgage" "Best Place to Work" 2023 Institution name Market Share Bank of America, National Association 19.62 % JP Morgan Chase Bank, National Association 16.59 % Coastal Community Bank 12.98 % Wells Fargo, National Association 10.05 % US Bank, National Association 6.38%

CCBX PARTNER ACTIVITY

Business Overview

CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services

19 active partners with 6 more currently in the testing or signed LOI stage as of December 31, 2022:

- Robust sourcing capabilities and intensive due diligence process
- We continue to refine the criteria for CCBX partnerships and are exiting relationships where it makes sense for both parties and are focusing on selecting larger and more established partners, with experienced management teams.
- During the quarter ended December 31, 2022 a few partners wound down their CCBX programs; these programs were not material in terms of income and sources of funds.

Fee-based business model primarily driven by:

- Servicing, expense recovery and other BaaS fees
- Interchange and transaction fees
- Credit and fraud enhancements
- Interest income

CCBX Partner Activity



28
3
5
1
19
29
3
5
2
19
27
2
5
1
19
December 31, 2021
September 30, 2022
December 31, 2022
Wind down - preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

Note: Data as of and for the quarter ended December 31, 2022, unless otherwise indicated

COASTAL FINANCIAL CORPORATION 8

9 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $2,364 $3,642 $3,607 December 31, 2021 September 30, 2022 December 31, 2022 BaaS Program Fee Income (1) Note: Data as of and for the quarter ended December 31, 2022, unless otherwise indicated (1) BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses. Revenue Growth • BaaS Fees includes $38.0 million in credit enhancements and fraud enhancements for the three months ended December 31, 2022, compared to $29.6 million for the three months ended September 30, 2022 and $10.3 million for the three months ended December 31, 2021. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense. • BaaS Program Fee Income excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended December 31, 2022 grew 52.6% compared to the three months ended December 31, 2021.

10 GROWTH IN CCBX ACTIVITY BASED INCOME $648 $925 $1,442 $1,678 $1,749 $280 $493 $814 $940 $964 $368 $432 $628 $738 $785 Transaction income Interchange income 4Q2021 1Q2022 2Q2022 3Q2022 4Q2022 $— $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 169.9% growth over prior year quarter

11 CCBX Loans and Deposits (Dollars in thousands) $716,258 $1,202,270 $1,279,303 BaaS-brokered deposits Demand, noninterest bearing Interest bearing December 31, 2021 September 30, 2022 December 31, 2022 (Dollars in thousands) $346,606 $915,552 $1,012,569 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards December 31, 2021 September 30, 2022 December 31, 2022 Growing platform for deposit generation • Deposit growth of $77.0 million, or 6.4%, as of December 31, 2022, compared to September 30, 2022, and $563.0 million, or 78.6%, compared to December 31, 2021 • Access to $225.0 million million in CCBX deposits that are transferred off the balance sheet as of December 31, 2022 • CCBX deposits moved to interest bearing from noninterest bearing as a result of the Fed Funds rate increases in 1Q22 and 2Q22 • CCBX deposits reprice as Fed Funds rate changes Partner loan origination diversifies loan portfolio • As of December 31, 2022, loan growth of $96.9 million, or 10.6%, compared to September 30, 2022, and $665.8 million or 192.1%, compared to December 31, 2021 • Consumer loans increased $85.7 million, or 16.4%, to $607.0 million as of December 31, 2022, compared to $521.3 million as of September 30, 2022 • Sold $(67,667,424.24) in the quarter ended December 31, 2022 and $(152,545,809.93) for the year ended December 31, 2022 • CCBX loans reprice as Fed Funds rate changes CCBX Loans Receivable CCBX Deposits Note: Data as of and for the quarter ended December 31, 2022, unless otherwise indicated 192.1% 10.6% 78 .6% 6.4%

12 ROBUST SOURCING CAPABILITIES AND PARTNERING • Involve board members • Fintech experts and partners • Integrate Coastal LPs Thesis-Driven Sourcing Due Diligence Onboarding to Date Intensive Filtering • Focused points of view and research with experts • Proactive market mapping and product identification • Diversity and inclusion • Visionary management teams • Strong execution teams • Compelling unit economics • Bankable size (scalable) • Strong capitalization • Rigorous vendor review process • Proud of “slow and thorough” approach – Strategic Partner Assessment risked based • Leverage advisors and network for diverse insights • Integrate/leverage strategic eco-system partners

13 RISK MANAGEMENT Growth and Investment in Risk and Compliance Personnel 4 4 4 4 4 5 5 9 11 12 14 19 43 61 61 74 85 108 107 115 Risk Management Compliance BSA Internal Audit CCBX Risk & Compliance Q1 - 2018 Q2 - 2018 Q3 - 2018 Q4 - 2018 Q1 - 2019 Q2 - 2019 Q3 - 2019 Q4 - 2019 Q1 - 2020 Q2 - 2020 Q3 - 2020 Q4 - 2020 Q1 - 2021 Q2 - 2021 Q3 - 2021 Q4 - 2021 Q1 - 2022 Q2 - 2022 Q3 - 2022 Q4 - 2022 — 50 100 150 People Systems/Automation/Technology • 25% or our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance • Significantly increased our risk personnel as we have grown CCBX • Hired and continue to hire experienced and talented risk personnel • Develop risk personnel by supporting the attainment of professional designations/certifications • Use industry leading software and systems • Focused on the effectiveness and efficiency of our risk systems and processes • Use outsourcing where it make sense and is cost effective without compromising data/privacy/ effectiveness • Employ experts/consultants to evaluate our processes and to develop new and better processes

14 HISTORIC PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: 4Q2022 includes $24.0 million in BaaS loan and fraud expense compared to $3.6 million in 4Q2021. This negatively affected the NIE to average asset ratio even though our partners covered 100% of these losses. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $7.3 $13.10.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.38% 1.14% 1.66% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 56.3% 54.1% 48.9% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 5.65% 3.29% 5.97% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 25.0% 50.0% 75.0% 100.0% (2)

15 HISTORIC PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: 4Q2022 includes $24.0 million in BaaS loan and fraud expense compared to $3.6 million in 4Q2021. This negatively affected the NIE to average asset ratio even though our partners covered 100% of these losses. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $7.3 $13.10.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.38% 1.14% 1.66% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 56.3% 54.1% 48.9% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 5.65% 3.29% 5.97% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 25.0% 50.0% 75.0% 100.0% (2)

16 CRE - Owner Occupied 13.2% C&I 11.9% Consumer and other 23.1% 1-4 Family 17.1% CRE - Non- Owner Occupied 17.4% Multifamily 9.2% Construction and Land Development 8.1% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $312.6 million total C&I loans ◦ $146.0 million in capital call lines ◦ $156.8 million in other C&I loans ◦ $4.7 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $4.7 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.26 billion total CRE & Construction, Land and Land Development loans ◦ $68.4 million of SBA 504 loans in portfolio ◦ 269% regulatory aggregate CRE to total risk- based capital (1) Consolidated 1-4 Family Real Estate Portfolio • $449.2 million total 1-4 family loans ◦ $9.4 million purchased from financial institutions, all of which were individually re-underwritten Consumer Loans • Total $608.8 million ◦ $607.0 million in CCBX loans, 98.1% with credit enhancement ▪ Credit cards, consumer term loans & lines of credit (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of December 31, 2022. Note: Data as of and for the quarter ended December 31, 2022, unless otherwise indicated. Investor Real Estate 34.7% Owner Operated Businesses 25.1% Snohomish 34.4% King 29.2% Out of State 12.8% Pierce 5.4% Other WA Counties 6.8% Whatcom 3.6% Skagit 2.8% Spokane 2.8% Island 2.2%

17 Demand, noninterest bearing 27.5% NOW and money market 64.0% Savings 3.8% Time deposits < $100K 0.5% Time deposits > $100K 0.6% BaaS-brokered 3.6% DEPOSIT COMPOSITION Deposit Composition Core Deposit Driven Funding Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 102.3% of total loans as of December 31, 2022 • Core deposits were 95.3% of total deposits as of December 31, 2022 • Cost of total deposits was 1.56% for the quarter ended December 31, 2022 compared to 0.82% for the quarter ended September 30, 2022, and 0.09% for the quarter ended December 31, 2021 ◦ Cost of deposits for the community bank and CCBX were 0.37% and 3.13%, respectively for the quarter ended December 31, 2022 • We continue to focus on managing our deposits to maintain low deposit costs in this increasing rate environment • No internet-sourced deposits • Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed. • Access to $225.0 million in CCBX deposits that are currently transferred off the balance sheet as of December 31, 2022 Note: Data as of and for the quarter ended December 31, 2022 unless otherwise indicated. Core Deposits 95.3 (1) 74.8% 77.0% 95.3% 102.3% December 31, 2013 December 31, 2022 CORE DEPOSITS/TOTAL DEPOSITS (%) CORE DEPOSITS/TOTAL LOANS (%)

18 SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended) 0.12% 0.16% 0.37% 0.02% 1.79% 3.13% 0.09% 0.82% 1.56% Community Bank CCBX Consolidated December 31, 2021 September 30, 2022 December 31, 2022 —% 1.00% 2.00% 3.00% Average Cost of Deposits (annualized) 5.89% 5.31% 5.70% 6.13% 13.96% 15.20% 5.92% 8.46% 9.33% Community Bank CCBX - Gross (1) Consolidated December 31, 2021 September 30, 2022 December 31, 2022 —% 5.00% 10.00% 15.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -GAAP: Average Yield - Loans Receivable CCBX - Net: Net BaaS Loan Income /Average CCBX Loans 5.89% 5.31% 5.70% 2.28% 7.05% 8.33%6.13% 13.96% 15.20% Community Bank CCBX - Net (2) CCBX - GAAP December 31, 2021 September 30, 2022 December 31, 2022 —% 2.50% 5.00% 7.50% 10.00% 12.50% 15.00% 5.77% 5.16% 5.33% 2.26% 5.26% 5.20% 6.11% 12.17% 12.07% Community Bank CCBX - Net (3) CCBX - GAAP December 31, 2021 September 30, 2022 December 31, 2022 5.00% 10.00% Interest Rate Spread Community Bank & CCBX - GAAP: Average Yield less Average Cost of Deposits CCBX - Net: Net BaaS Loan Income/Average CCBX Loans less Average Cost of Deposits (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. (3) Net BaaS loan income/average CCBX loans less average cost of deposits includes the impact of BaaS loan expense on interest rate spread which can be compared to interest rate spread.

SEGMENT OVERVIEW - Credit Quality

Net Charge-Offs



(annualized)
8.00%
6.00%
4.00%
2.00%
0.00%
7.52%
3.59%
2.87%
1.38%
0.59%
0.00 %
0.00 %
0.10%
0.00 %
December 31, 2021
September 30, 2022
December 31, 2022
Community Bank
CCBX
Consolidated

Allowance for Loan Losses to Total Loans



5.00%
3.75%
2.50%
1.25%
—%
5.27%
4.28%
2.82%
2.40%
2.36%
1.64%
1.45%
1.26%
1.28%
December 31, 2021
September 30, 2022
December 31, 2022
Community Bank
CCBX
Consolidated

CCBX partner agreements provide for a credit enhancement[(1)] that covers the net-charge-offs on CCBX loans and negative deposit accounts

CCBX partners were responsible for and reimbursed the Company for 98.9% of net charge-offs for CCBX loans for the quarter ended December 31, 2022, and 99.4% for the year ended December 31, 2022

CCBX partners pledge a cash reserve account at the Bank which the Bank can collect from when losses occur that is then replenished by the partner on a regular interval

(1) Except in accordance with the program agreement for one partner where the Company is responsible for credit losses on approximately 10% of a $114.5 million loan portfolio. At December 31, 2022, 10% of this portfolio represented $11.5 million in loans.

COASTAL FINANCIAL CORPORATION 19

20 STRONG ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 0.83% and 0.99% for NPAs/Assets and NPLs/Loans, respectively. (2) Agreements with our CCBX partners provide for a credit enhancement which protects the Bank by absorbing incurred losses. Under the agreement, the CCBX partner will reimburse the Bank for its loss/charge-off on these loans. Timing of the loss/charge-off varies depending on the type of loan; installment loans are charged off at 120 days and credit cards and open ended lines at 180 days. Once the loss/charge-off occurs then the Bank will collect the loss amount from the CCBX partner. 1.52% 1.11% 0.26% 0.19% 0.09% 0.04% 0.07% 1.06% 0.07% 1.06% 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 NPAs / Assets NPLs by Segment (in thousands) NPLs / Loans 0.54% 0.27% 0.32% 0.24% 0.11% 0.05% 0.10% 1.26% 0.10% 1.26% 2015 2016 2017 2018 2019 2020 2021 2022 4Q2021 4Q2022 $221 $7,061 $7,080 $1,506 $15,821 (2) $26,095 (2) Community Bank CCBX December 31, 2021 September 30, 2022 December 31, 2022 $— $5,000 $10,000 $15,000 $20,000 $25,000 NPAs by Segment (in thousands) $221 $7,061 $7,080 $1,506 $15,821 (2) $26,095 (2) Community Bank CCBX December 31, 2021 September 30, 2022 December 31, 2022 $— $5,000 $10,000 $15,000 $20,000 $25,000 (1) (1) (1) (1)

21 CFC LOAN AND DEPOSIT GROWTH $1,742,735 $2,507,889 $2,627,256 $1,396,060 $1,592,320 $1,614,752 $346,675 $915,569 $1,012,504 Community Bank CCBX December 31, 2021 September 30, 2022 December 31, 2022 Loan Growth of $119.4 million or 4.8% from September 30, 2022 Cost of deposits 1.56% for the Quarter Ended December 31, 2022 $2,363,787 $2,837,066 $2,817,521 $1,647,529 $1,634,796 $1,538,218 $716,258 $1,202,270 $1,279,303 Community Bank CCBX December 31, 2021 September 30, 2022 December 31, 2022 (Dollars in thousands) (Dollars in thousands) CCBX Deposit Growth of $77.0 million* or 6.4% from September 30, 2022 Credit Quality 97.7% of Portfolio "Pass" Total DepositsTotal Loans *Does not include $225.0 million in CCBX deposits as of December 31, 2022, that were transferred off the balance sheet Note: Data as of and for the quarter ended December 31, 2022, unless otherwise indicated CCBX loans sold: $67.7 million for the Quarter Ended and $152.5 million for the Year Ended December 31, 2022

22 CFC QUARTERLY RESULTS 4Q2022 Financial Results: Balance Sheet As of the quarter ended (Dollars in millions, except per share amounts) December 31, 2022 September 30, 2022 December 31, 2021 Total Assets $3,144.5 $3,133.7 $2,635.5 Total Loans $2,627.3 $2,507.9 $1,742.7 Total Deposits $2,817.5 $2,837.1 $2,363.8 Total Shareholders’ Equity $243.5 $228.7 $201.2 Book Value Per Share $18.50 $17.66 $15.63 For the Three Months Ended December 31, Earnings 2022 2021 Net Income (Dollars in millions) $13.1 $7.3 Basic Earnings Per Share $1.01 $0.60 Return on Average Assets 1.66% 1.14% Provision for Loan Losses (Dollars in thousands) $33,600 $8,942

23 APPENDIX

CFC SELECTED YEAR-END FINANCIALS

(Dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2022	2021	2020	2019	2018
Statement of Income Data:					
Total interest income	$ 192,170	$ 83,083	$ 63,038	$ 48,587	$ 38,743
Total interest expense	20,395	3,646	5,652	6,576	3,926
Provision for loan losses	79,064	9,915	8,308	2,544	1,826
Net interest income after provision for loan losses	92,711	69,522	49,078	39,467	32,991
Total noninterest income	124,684	28,118	8,182	8,258	5,467
Total noninterest expense	166,774	63,263	38,119	31,063	26,216
Provision for income taxes	9,996	7,372	3,995	3,461	2,541
Net income	40,625	27,005	15,146	13,201	9,701
Balance Sheet Data:					
Cash and cash equivalents	$ 342,139	$ 813,161	$ 163,117	$ 127,814	$ 125,782
Investment securities	98,353	36,623	23,247	32,710	37,922
Loans	2,627,256	1,742,735	1,547,138	939,103	767,899
Allowance for loan losses	(74,029)	(28,632)	(19,262)	(11,470)	(9,407)
Total assets	3,144,467	2,635,517	1,766,122	1,128,526	952,110
Interest-bearing deposits	2,042,509	1,007,879	829,046	596,716	510,089
Noninterest-bearing deposits	775,012	1,355,908	592,261	371,243	293,525
Total deposits	2,817,521	2,363,787	1,421,307	967,959	803,614
Total borrowings	47,587	52,873	192,292	23,562	33,546
Total shareholders' equity	243,493	201,222	140,217	124,173	109,156
Share and Per Share Data: (1)					
Shares outstanding at end of period	13,161,147	12,875,315	11,954,327	11,913,885	11,893,203
Weighted average common shares outstanding–diluted	13,603,978	12,701,464	12,209,371	12,196,120	10,608,764
Book value per share	$ 18.50	$ 15.63	$ 11.73	$ 10.42	$ 9.18
Tangible book value per share (2)	18.50	15.63	11.73	10.42	9.18
Earnings per share – basic	3.14	2.25	1.27	1.11	0.93
Earnings per share – diluted	3.01	2.16	1.24	1.08	0.91
Performance Ratios:					
Return on average assets	1.38%	1.24%	0.98%	1.28%	1.14%
Return on average shareholders' equity	18.24%	17.24%	11.44%	11.29%	11.40%
Credit Quality Ratios:					
Nonperforming assets to total assets	1.06%	0.07%	0.04%	0.09%	0.19%
Nonperforming assets to total loans and OREO	1.26%	0.10%	0.05%	0.11%	0.24%
Nonperforming loans to total loans	1.26%	0.10%	0.05%	0.11%	0.24%
Allowance for loan losses to total loans	2.82%	1.64%	1.25%	1.22%	1.23%
Net charge-offs to average loans	1.49%	0.03%	0.04%	0.06%	0.06%

(1) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(2) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

COASTAL FINANCIAL CORPORATION

24

CFC SELECTED QUARTERLY FINANCIALS

(Dollars in thousands, except per share data)	4Q2022	3Q2022	2Q2022	1Q2022	4Q2021
	As of and for the Quarter Ended				
Statement of Income Data:					
Total interest income	$ 65,030	$ 55,179	$ 41,819	$ 30,142	$ 25,546
Total interest expense	11,598	5,990	1,933	874	843
Provision for loan losses	33,600	18,428	14,094	12,942	8,942
Net interest income after provision for loan losses	19,832	30,761	25,792	16,326	15,761
Total noninterest income	42,815	34,391	25,492	21,986	14,220
Total noninterest expense	47,103	51,087	38,169	30,415	21,050
Provision for income taxes	2,426	2,964	2,939	1,667	1,641
Net Income	13,118	11,101	10,176	6,230	7,290
Balance Sheet Data:					
Cash and cash equivalents	$ 342,139	$ 410,728	$ 405,689	$ 682,109	$ 813,161
Investment securities	98,353	98,871	109,821	136,177	36,623
Loans	2,627,256	2,507,889	2,334,354	1,964,209	1,742,735
Allowance for loan losses	(74,029)	(59,282)	(49,358)	(38,770)	(28,632)
Total assets	3,144,467	3,133,741	2,969,722	2,833,750	2,635,517
Interest-bearing deposits	2,042,509	2,023,849	1,879,253	1,738,426	1,007,879
Noninterest-bearing deposits	775,012	813,217	818,052	838,044	1,355,908
Total deposits	2,817,521	2,837,066	2,697,305	2,576,470	2,363,787
Core deposits (1)	2,686,528	2,727,830	2,584,831	2,460,954	2,249,573
Total borrowings	47,587	27,931	27,911	27,893	52,873
Total shareholders' equity	243,494	228,733	217,661	207,920	201,222
Share and Per Share Data: (2)					
Shares outstanding at end of period	13,161,147	12,954,573	12,948,623	12,928,548	12,875,315
Weighted average common shares outstanding–diluted	13,603,978	13,536,823	13,442,013	13,475,337	12,701,464
Book value per share	$ 18.50	$ 17.66	$ 16.81	$ 16.08	$ 15.63
Tangible book value per share (3)	18.50	17.66	16.81	16.08	15.63
Earnings per share – basic	1.01	0.86	0.79	0.48	0.60
Earnings per share – diluted	0.96	0.82	0.76	0.46	0.57
Performance Ratios:					
Return on average assets	1.66%	1.45%	1.41%	0.93%	1.14%
Return on average shareholders' equity	21.86%	19.36%	18.86%	12.12%	16.80%
Credit Quality Ratios:					
Nonperforming assets to total assets	1.06%	0.73%	0.20%	0.08%	0.07%
Nonperforming assets to total loans and OREO	1.26%	0.91%	0.25%	0.12%	0.10%
Nonperforming loans to total loans	1.26%	0.91%	0.25%	0.12%	0.10%
Allowance for loan losses to total loans	2.82%	2.36%	2.11%	1.97%	1.64%
Net charge-offs to average loans	2.87%	1.38%	0.64%	0.64%	0.13%
Other Key Ratios:					
Yield on Loans Receivable	9.33%	8.46%	7.34%	6.80%	5.92%
Cost of Deposits	1.56%	0.82%	0.25%	0.09%	0.09%
Net Interest Margin	6.96%	6.58%	5.66%	4.45%	3.95%
Efficiency Ratio	48.94%	61.12%	58.38%	59.34%	54.08%
Loans Receivable to Deposits	93.25%	89.92%	86.54%	76.24%	73.73%
Cost of Funds	1.61%	0.85%	0.29%	0.14%	0.14%

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

COASTAL FINANCIAL CORPORATION 25

26 COMMUNITY BANK LOAN PORTFOLIO STATISTICS (1) (1) (2) (2) (3) (1) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action. (2) Loan to Value (“LTV”) data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action. (3) Debt Service Coverage Ratio (“DSCR”) data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action. (1) Source: https://www.statista.com/statistics/206546/us-hotels-occupancy-rate-by-month/ Most current data as of December 31, 2022 unless noted otherwise (1) (1) (2) (2) (3) (3) The Bank’s hotel portfolio predominantly consists of travel hotels/motels and as such our occupancy rates are higher than the national average. (1) Significant CRE Loan Sub-Categories Total Commitments Weighted Average Seasoning (Months) Weighted Average FICO Score Weighted Average LTV Weighted Average DSCR Multifamily $247,452,656 30.0 Months 765.82 61.36% 2.90x Hotels $165,039,463 35.5 Months 771.34 53.97% 2.00x Retail $132,846,690 26.0 Months 763.20 58.02% 2.22x Gas Stations $95,411,270 37.4 Months 771.37 51.63% 4.21x Mixed Use $88,271,503 44.1 Months 753.26 56.12% 2.69x Warehouse $79,578,073 45.0 Months 782.59 56.45% 3.84x Office - General $71,699,635 53.4 Months 766.97 59.90% 3.13x Mini Storage $48,666,917 20.1 Months 780.12 63.44% 3.85x Manufacturing $40,473,890 62.8 Months 760.42 57.11% 2.68x Office - Professional $33,249,285 31.4 Months 778.23 54.59% 2.92x Loan Category Commitments Weighted Average Seasoning (Months) Weighted Average FICO Score Weighted Average LTV Weighted Average DSCR Commercial Real Estate $1,084,625,778 36.3 Months 768.45 57% 3.05x C&I (excludes FI, CCL & PPP loans) $184,857,025 34.0 Months 765.92 48% 4.96x Construction/Land $356,596,677 15.4 Months 779.90 52% 4.13x Hotel Portfolio Occupancy Rates (weighted avg) O cc up an cy R at e 45.4% 30.9% 39.4% 52.3% 51.3% 54.8% 62.7% 50.5% 41.5% 40.2% 44.1% 47.4% 70.9% 77.0% 78.1% 67.3% 65.0% 63.5% 60.3% 56.1% 68.1% 72.0% 71.9% 71.8% 82.4% 81.0% 81.2% 78.7% 66.4% 57.6% 39.4% 24.5% 33.1% 42.2% 47.0% 48.6% 48.3% 48.3% 40.3% 36.7% 39.3% 45.3% 66.1% 69.6% 63.2% 61.6% 62.9% 57.6% 53.3% 47.8% 56.9% 64.0% 65.5% 65.1% 70.1% 69.6% 66.5% 66.7% 67.2% 59.4% CCB Portfolio National Avg Mar- 20 Apr- 20 May- 20 Jun- 20 Jul- 20 Aug- 20 Sep- 20 Oct- 20 Nov- 20 Dec- 20 Jan- 21 Feb- 21 Jun- 21 Jul- 21 Aug- 21 Sep- 21 Oct- 21 Nov- 21 Dec- 21 Jan- 22 Feb- 22 Mar- 22 Apr- 22 May- 22 Jun- 22 Jul- 22 Aug- 22 Sep- 22 Oct- 22 Nov- 22 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0%

CCBX

CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

CCBX Loan Portfolio Information
December 31, 2022

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX loans receivable	Available Commitments [1]	Maximum Portfolio Size	Number of Accounts	Average Loans Size	Reserve/ Pledge Account Amount [2]
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 146,029	14.4 %	$ 772,732	$ 350,000	170	$ 859.0	$ —
All other commercial & industrial loans	Business - Small Business	14,918	1.5	951	65,856	635	23.5	518
Real estate loans:								
Home equity lines of credit [3][4]	Home Equity - Secured Credit Cards	244,576	24.2	396,652	250,000	8,607	28.4	29,306
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	9,916		3,892				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	269,728		806,527				13,305
Credit cards - total		279,644	27.6	810,419	600,770	189,642	0.1	13,305
Installment loans - cash secured	Consumer	37,591		—				—
Installment loans - unsecured	Consumer	282,426		—				10,558
Installment loans - total		320,017	31.6	—	1,048,134	211,547	1.5	10,558
Other consumer and other loans	Consumer - Secured Credit Builder & Unsecured consumer	7,385	0.7	689	190,240	32,336	0.2	1,785
Gross CCBX loans receivable		1,012,569	100.0 %	$ 1,981,443	$ 2,505,000	442,937	$ 2.3	$ 55,472
Net deferred origination fees		(65)						
Loans receivable		$ 1,012,504						

(1) Remaining commitment available, net of outstanding balance.
(2) Balances are as of January 4, 2023.
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.
(4) Effective January 4, 2023 maximum portfolio increased to $300,000.

Three Part Lending Approach:

- **Credit Enhancement & Indemnification Process**
- **Cash Reserve Pledge Account**
- **Credit Enhancement Waterfall**

COASTAL FINANCIAL CORPORATION 27

28 CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH 2. Cash Reserve Pledge Account Partner pledges/places cash in a Bank controlled deposit account at an agreed percentage of the loan balance: • We call this account the cash reserve pledge account; • The Bank has the right to access the cash reserve account for losses when they occur; • The percentage in the cash reserve account is determined based on underwriting criteria and the loss rate expected on the loan category and frequency on which the account must be replenished/backfilled (weekly or monthly); and • We monitor cash pledge accounts regularly to determine if any replenishment amounts are late and to determine consistency of losses with underwriting. 1. Credit Enhancement & Indemnification Process CCBX Partner ("Partner") contractually agrees to cover credit and fraud losses on loans they originate: • Terms are specified in program agreement; • We compensate the Partner for taking on this risk by paying Partner for credit and fraud enhancement which is reflected as BaaS loan expense on our books; and • If losses are managed well and lower than expected, then the Partner has higher net revenue (revenue received from the Bank less losses paid to the Bank)- they have a financial incentive to underwrite correctly and reduce/contain losses. 3. Credit Enhancement Waterfall Credit enhancement waterfall approach: • Cash reserve pledge account is available to cover ongoing loan losses and is replenished weekly or monthly; • The Partner contractually agrees to replenish the cash pledge reserve account based on its financial wherewithal (cash, capital reserves, and future earnings); • If account is not replenished, then the partner is in default of the agreement and the Bank can withhold credit and fraud enhancement and loan servicing revenue until the account is replenished – the Bank has back-up loan servicing options for partners if it needs to take over servicing; • If the partner defaults, then the Bank retains all interest to cover future loans, would write-off any amounts due from the partner. • Note – Loan losses on the loan portfolio will have already been incurred and recognized from using the cash pledge reserve and the cash pledge reserve replenishment feature (financial wherewithal of Partner) so the portfolio that the Bank will be taking over and incurring losses on will be partially or fully seasoned, so loan losses going forward would be anticipated to be lower than the initial losses on the portfolio already incurred by the Partner.

29 ASSET-SENSITIVE BALANCE SHEET Loan Repricing 36% 9% 13% 17% 23% 2% 56% 6% 5% 11% 21% 1% 56% 6% 5% 12% 20% 1% December 31, 2021 September 30, 2022 December 31, 2022 Three months or less Over three months - 12 months Over one year - three years Over three years - five years Over five years - 15 years Over 15 years Bank will Benefit when Rates Increase • Asset sensitive • 56% of our assets reprice within 3 months as of December 31, 2022, up from 36% at December 31, 2021 Community Bank Loans: • 2.82 years weighted average reprice • 7.46 years weighted average maturity CCBX loans: • Portion of rate that bank retains reprices as Fed Funds rate changes • CCBX loans are included in "three months or less" or "over three months - 12 months" in chart above Loan Strategy: • shorter term loans • interest rate swaps • variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - after exceeding the floor, deposits reprice as the Fed Funds rate changes Note: Data as of and for the quarter ended December 31, 2022 unless otherwise indicated.

NON-GAAP RECONCILIATION –Net BaaS Loan Income/Average CCBX Loans

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

Net BaaS loan interest income interest rate spread is a non-GAAP measure that includes the impact of BaaS loan expense on interest rate spread. The most directly comparable GAAP measure is interest rate spread.

Reconciliations of the GAAP and non-GAAP measures are presented below.

	As of and for the Three Months Ended		
(dollars in thousands; unaudited)	**December 31, 2022**	**September 30, 2022**	**December 31, 2021**
Net BaaS loan income divided by average CCBX loans:			
CCBX loan yield (GAAP)	15.20 %	13.96 %	6.13 %
Total average CCBX loans receivable	$ 994,080	$ 893,655	$ 244,038
Interest and earned fee income on CCBX loans (GAAP)	38,086	31,449	3,771
Less: loan expense on CCBX loans	(17,215)	(15,560)	(2,368)
Net BaaS loan income	$ 20,871	$ 15,889	$ 1,403
Net BaaS loan income divided by average CCBX loans	8.33 %	7.05 %	2.28 %
Net BaaS loan income interest rate spread:			
CCBX interest rate spread (GAAP)	12.07 %	12.17 %	6.11 %
Net BaaS loan income divided by average CCBX loans	8.33 %	7.05 %	2.28 %
CCBX cost of funds	3.13 %	1.79 %	0.02 %
Net BaaS loan income interest rate spread	5.20 %	5.26 %	2.26 %

COASTAL FINANCIAL CORPORATION 30

31 NON-GAAP RECONCILIATION – 2017 ADJUSTED MEASURES Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. • “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. (Dollars in thousands) As of or for the Year Ended, December 31, 2017 Adjusted net income: Net income $ 5,436 Plus: additional income tax expense 1,295 Adjusted net income $ 6,731